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As filed with the Securities and Exchange Commission on January 24, 2008

Registration No. 333-147163

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACORDA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3831168 (I.R.S. Employer Identification Number)
15 Skyline Drive Hawthorne, New York 10532 (914) 347-4300 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Ron Cohen Chief Executive Officer 15 Skyline Drive Hawthorne, New York 10532 (914) 347-4300 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy To: Ellen B. Corenswet Covington & Burling LLP 620 Eighth Avenue New York, New York 10018 (212) 841-1000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Calculation of Registration Fee

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)(5)

Common Stock, Preferred Stock, Debt Securities, Warrants, Units(3)	(4)	(4)	$150,000,000(4)	$4,700

(1)
In addition to the securities listed in the table, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement will cover any additional securities which become issuable from time to time as a result of a stock split, stock dividend or other similar transactions.

(2)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)
Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

(4)
Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.

(5)
The registration fee was paid on November 5, 2007.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The sole purpose of this amendment is to file Exhibits 4.4 and 25.1 to the registration statement as indicated in the Exhibit Index of this amendment. No change is made to the registration statement on Form S-3. Accordingly, this amendment consists only of the facing page, this explanatory note, the signature page to the registration statement, the Exhibit Index of the registration statement and Exhibits 4.4 and 25.1.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 23, 2008.

ACORDA THERAPEUTICS, INC.
By:	/s/ RON COHEN, M.D. Ron Cohen, M.D. President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RON COHEN, M.D. Ron Cohen, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 23, 2008
/s/ DAVID LAWRENCE, M.B.A. David Lawrence, M.B.A.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2008
* Barry Green	Director	January 23, 2008
* Sandra Panem, Ph.D.	Director	January 23, 2008
* Barclay A. Phillips	Director	January 23, 2008
* Lorin J. Randall	Director	January 23, 2008
* Steven M. Rauscher, M.B.A.	Director	January 23, 2008
* Ian Smith	Director	January 23, 2008
* Wise Young, Ph.D., M.D.	Director	January 23, 2008
*By:	/s/ RON COHEN, M.D. Ron Cohen, M.D. Attorney-in-fact	January 23, 2008

Exhibit Index

Exhibit No.	Description
1.1*	Underwriting Agreement
4.1†	Specimen Stock Certificate evidencing shares of common stock. Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, No. 333-128827, filed on October 5, 2005.
4.2*	Form of Securities Purchase Agreement
4.3*	Certificate of Designation of Preferred Stock and Form of Preferred Stock Certificate
4.4	Form of Indenture
4.5*	Form of Note
4.6*	Form of Warrant Certificate
5.1†	Opinion of Covington & Burling LLP
12.1†	Calculation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
23.1†	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2†	Consent of Covington & Burling LLP (included in Exhibit 5.1)
24.1†	Power of Attorney (included on the signature pages hereto)
25.1	Statement of Eligibility of Trustee on Form T-1

*
To be filed by amendment, or as an exhibit to a current report on Form 8-K and incorporated by reference, or incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.

†
Previously filed

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EXPLANATORY NOTE
SIGNATURES
Exhibit Index